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                                                           EXHIBIT 4.(ii)(a)(31)

                      SECOND AMENDMENT OF TRUST INDENTURE


ORIGINAL MORTGAGOR:      GREAT OCEAN CRUISE LINE, INC.
                         ROBIN ST. WHARF
                         1380 PORT OF NEW ORLEANS PLACE
                         NEW ORLEANS, LA 70130-1890

ASSUMING PARTY:          GREAT OCEAN CRUISE LINE, L.L.C.
                         ROBIN ST. WHARF
                         1380 PORT OF NEW ORLEANS PLACE
                         NEW ORLEANS, LA 70130-1890

TRUSTEE:                 THE CHASE MANHATTAN BANK, FORMERLY  KNOWN
                         AS CHEMICAL BANK, AS AGENT AND
                         TRUSTEE FOR THE BENEFIT OF THE LENDERS
                         (TIN 13-4994650)
                         270 PARK AVENUE
                         NEW YORK, NEW YORK 10017

______________________________________________________________________________


          This SECOND AMENDMENT OF TRUST INDENTURE (this "Second Amendment") dated as of the 26th day of March, 1997 is entered into by and among GREAT OCEAN CRUISE LINE, L.L.C., a Delaware limited liability company ("Mortgagor"), and THE CHASE MANHATTAN BANK, formerly known as Chemical Bank, a New York banking corporation, as agent (hereinafter in such capacity, the "Agent" or "Trustee") for itself and the Lenders (as referred to and as defined in the "Credit Agreement" described below), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES of the Credit Agreement described below and each other financial institution which from time to becomes a party thereto in accordance with the provisions thereof (together with their respective successors and assigns individually, a "Lender" and, collectively, the "Lenders") (the "Lenders" and the "Mortgagor" being sometimes referred to individually as a "Settlor" and collectively "Settlors"), and The Chase Manhattan Bank, not in its individual capacity but as trustee under that certain Trust Indenture dated as of August 3, 1993 by and among Agent, the Lenders to the Original Credit Agreement, and Great Ocean Cruise Line, Inc. ("Original Mortgagor") (such agreement, the "Original Trust Indenture", together with any amendments thereto, the "Trust Indenture").

          WHEREAS, in connection with that certain Credit Agreement by and among The Delta Queen Steamboat Co. (formerly known as DQSC-2, Inc.), American Classic Voyages Co. (formerly known as the Delta Queen Steamboat Co.), Agent and the original Lenders, dated as of August 3, 1993 (the "Original Credit Agreement", such agreement, as now or hereafter amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), the Trustee, Original Mortgagor and the original Lenders to the Original Credit Agreement have previously entered into the Original Trust Indenture, which is hereby confirmed, whereunder the Trustee agreed on behalf of Settlors to hold as agent that certain Preferred Ship Mortgage dated as of August 3, 1993, by Original Mortgagor in favor of Trustee (the "Original Mortgage"), and related indebtedness secured thereunder, which Original Mortgage was recorded with the 8th Coast Guard District in PM Book 245, Instrument 64, and which Original Mortgage affects 100% of the interest of Mortgagor in the vessel "Mississippi Queen", Official No. 574200; which Original Mortgage has been amended from time to time, including under an Amendment recorded on April 7, 1995 with the Eighth Coast Guard District in PM Book 9504, Instrument 226; by Second Amendment recorded on September 7, 1995 with the National Vessel Documentation Center in Book 96-05, Instrument 659, and by Third Amendment recorded on March 3, 1997 with the National Vessel Documentation Center in Book 97-17, Instrument 210;

          WHEREAS, pursuant to merger, Original Mortgagor was merged into Great Ocean Cruise Line, L.L.C., as evidenced by the Certificate of Merger filed with the Delaware Secretary of State on December 27, 1996, effective as of December 31, 1996, a copy of which is attached;

          WHEREAS, under an Assumption of Preferred Ship Mortgage of even date herewith, Mortgagor has confirmed that it has assumed all of Original Mortgagor's obligations under the Mortgage;


          NOW THEREFORE, the parties agree and acknowledge the following:

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        Mortgagor hereby confirms that it has assumed all of the obligations of
Original Mortgagor under the Mortgage and all other documents executed by Original Mortgagor in connection with the Credit Agreement, including the Trust Indenture.

        Trustee hereby confirms that it holds as agent the Mortgage and the indebtedness secured thereby, in trust on behalf of the Settlors, and serves as Mortgagee under the Mortgage.

        In recognition of the merger of Mortgagor and Original Mortgagor, all references in the Trust Indenture to "Mortgagor" are hereby amended to refer to Great Ocean Cruise Line, L.L.C.

        All references to "Chemical Bank" contained in the Trust Indenture are hereby amended to refer to "The Chase Manhattan Bank, formerly known as Chemical Bank".

        All of the terms and provisions of the Original Trust Indenture, as previously amended, except as may be affected by this Second Amendment, shall remain in full force and effect.

                                        TRUSTEE:

                                        THE CHASE MANHATTAN BANK
                                        (FORMERLY KNOWN AS CHEMICAL BANK)


                                        By:    /s/ Lisa D. Benitez
                                            -------------------------------
                                            Title:  Vice President

                                        SETTLORS:

                                        THE CHASE MANHATTAN BANK
                                        (FORMERLY KNOWN AS CHEMICAL BANK)

                                        By:   /s/ Lisa D. Benitez
                                            -------------------------------
                                        Name:   Lisa D. Benitez
                                        Title:  Vice President


                                        HIBERNIA NATIONAL BANK

                                        By:   /s/ Lizette M. Terral
                                            -------------------------------
                                        Name:   Lizette M. Terral
                                        Title:  Vice President


                                        GREAT OCEAN CRUISE LINE, L.L.C., a
                                        Delaware limited liability company

                                        BY:    The Delta Queen Steamboat Co.,
                                               a managing member


                                               By:   /s/ Jordan B. Allen
                                                  ----------------------------
                                                  Name:    Jordan B. Allen
                                                  Title:   Senior Vice President

                                        BY:    DQSB II, Inc. a managing member


                                               By:  /s/ Jordan B. Allen
                                                  ---------------------------
                                                  Name:   Jordan B. Allen
                                                  Title:  Senior Vice President


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                                ACKNOWLEDGEMENT


STATE OF NEW YORK

COUNTY OF NEW YORK


        On this 27th day of March, 1997, before me, the undersigned authority, duly commissioned and qualified in and for the aforesaid jurisdiction, personally came and appeared Lisa D. Benitez, appearing herein in her capacity as Vice President of The Chase Manhattan Bank, formerly known as Chemical Bank, a New York banking corporation, to me personally known to be the identical person whose name is subscribed to the foregoing instrument, who declared and acknowledged in the presence of the undersigned competent witnesses, that she executed the same on behalf of such with full authority, and that the instrument is the free act and deed of such Bank, executed for the uses, purposes and benefits therein expressed.



                             /s/ H. Scott Kenyon
                            ------------------------
                                 NOTARY PUBLIC


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                                ACKNOWLEDGEMENT

STATE OF ILLINOIS

COUNTY OF COOK

BEFORE ME, the undersigned Notary Public, personally came and appeared Jordan
B. Allen, the duly authorized Senior Vice President and representative of The Delta Queen Steamboat Co. and DQSB II, Inc., the managing members of Great Ocean Cruise Line, L.L.C., as duly authorized representative of Great Ocean Cruise Line, L.L.C. who declared that he is the duly authorized representative of Great Ocean Cruise Line, L.L.C. and its aforementioned managing members, and that he signed the above instrument on the authorization of articles of organization of Great Ocean Cruise Line, L.L.C. and the board of directors of such managing members and that the same is the free and voluntary act and deed of said Great Ocean Cruise Line, L.L.C and said members, and of himself in his capacity as representative thereof, for the uses and purposes therein expressed.

/s/ Jordan B. Allen
----------------------------
Name:  Jordan B. Allen


SWORN TO AND SUBSCRIBED BEFORE ME

on the 26th day of March, 1997.

     /s/ Theresa H. Reed-Adams
------------------------------
NOTARY PUBLIC
My commission expires:  11/22/98


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                                ACKNOWLEDGEMENT


STATE OF LOUISIANA

PARISH OF ORLEANS


On this 23rd day of April, 1997, before me, the undersigned authority, duly commissioned and qualified in and for the aforesaid jurisdiction, personally came and appeared Lizette M. Terral, appearing herein in her capacity as Vice President of Hibernia National Bank, a national bank, to me personally known to be the identical person whose name is subscribed to the foregoing instrument, who declared and acknowledged in the presence of the undersigned competent witnesses, that she executed the same on behalf of such with full authority, and that the instrument is the free act and deed of such bank, executed for the uses, purposes and benefits therein expressed.



                           /s/ Donna A. Byrne
                      ----------------------------
                              NOTARY PUBLIC